EXHIBIT 21 -- SUBSIDIARIES OF THE COMPANY


The following are subsidiaries of the Company, as set forth below:

                                    State of Incorporation
Name                                Ownership
----                                ----------------------

AI Liquidating Corp.                Delaware
                                    Wholly-owned subsidairy
                                     of the Company

Recticon Enterprises, Inc.          Pennsylvania
                                    Wholly-owned subsidiary
                                      of the Company